                                                                  EXHIBIT (h)(2)

Michael J. Roland
Executive Vice President
ING Investments, LLC
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258


                                  April 3, 2002


         Pursuant to the Administrative Services Agreement dated March 1, 2002 between ING GET Fund and ING Investments, LLC (the "Agreement"), we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING GET Fund - Series S and Series T, each a newly established series of ING GET Fund, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING GET Fund - Series S and Series T" to Schedule A of the Agreement. The Amended Schedule A is attached hereto.

         Please signify your acceptance to act as Administrator under the Agreement with respect to ING GET Fund by signing below.

                                                           Very sincerely,



                                                           Robert S. Naka
                                                           Senior Vice President
                                                           ING Get Fund

ACCEPTED AND AGREED TO:
ING Investments, LLC




By___________________________
         Michael J. Roland
         Executive Vice President

                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                            ADMINISTRATION AGREEMENT
                               DATED APRIL 1, 2002

                                     BETWEEN

                                  ING GET FUND
                                       AND
                             ING FUNDS SERVICES, LLC

                             EFFECTIVE APRIL 3, 2002



SERIES                             ADMINISTRATIVE SERVICES FEE             APPROVED BY BOARD           REAPPROVAL DATE
------                             ---------------------------             -----------------           ---------------
ING GET Fund - Series C            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

ING GET Fund - Series D            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

ING GET Fund - Series E            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

ING GET Fund - Series G            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

ING GET Fund - Series H            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

ING GET Fund - Series I            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

ING GET Fund - Series J            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

ING GET Fund - Series K            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

ING GET Fund - Series L            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

SERIES                             ADMINISTRATIVE SERVICES FEE             APPROVED BY BOARD           REAPPROVAL DATE
------                             ---------------------------             -----------------           ---------------
ING GET Fund - Series M            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

ING GET Fund - Series N            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

ING GET Fund - Series P            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

ING GET Fund - Series Q            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series

ING GET Fund - Series R            .055% of average daily net assets of    December 12, 2001           December 31, 2002
                                   the series
ING GET Fund - Series S*           .055% of average daily net assets of    April 3, 2002               December 31, 2002
                                   the series
ING GET Fund - Series T*           .055% of average daily net assets of    April 3, 2002               December 31, 2002
                                   the series





* This Amended Schedule A will be effective with respect to each of these Funds upon the effective date of the initial Registration Statement with respect to each respective Fund.

                                      -3-